EXHIBIT 10.1

                        MORTGAGE LOAN PURCHASE AGREEMENT

                                     between

                               WMC MORTGAGE CORP.

                                     Seller

                                       and

                      BANK OF AMERICA, NATIONAL ASSOCIATION

                                    Purchaser

                      Residential Fixed and Adjustable Rate

                            First Lien Mortgage Loans

                            Dated as of June 1, 2007

                                TABLE OF CONTENTS

SECTION 1.      Agreement to Purchase.......................................

SECTION 2.      Mortgage Loan Schedules.....................................

SECTION 3.      Purchase Price; Payments....................................

SECTION 4.      Closing.....................................................

SECTION 5.      Representations, Warranties and Covenants of Seller.........

SECTION 6.      Closing Documents...........................................

SECTION 7.      Costs.......................................................

SECTION 8.      Servicing...................................................

SECTION 9.      Hazard Insurance............................................

SECTION 10.     No Solicitation.............................................

SECTION 11.     Confidentiality.............................................

SECTION 12.     Survival of Agreement.......................................

SECTION 13.     Notices.....................................................

SECTION 14.     Severability Clause.........................................

SECTION 15.     Counterparts; Facsimile Signatures..........................

SECTION 16.     Place of Delivery and Governing Law.........................

SECTION 17.     Further Assurances; Financial Statements....................

SECTION 18.     Successors and Assigns; Assignment..........................

SECTION 19.     Indemnification.............................................

SECTION 20.     Amendments..................................................

SECTION 21.     Interpretation..............................................

SECTION 22.     Intention of the Parties....................................

SECTION 23.     Reproduction of Documents...................................

SECTION 24.     Exhibits....................................................

SECTION 25.     PPTL........................................................

SECTION 26.     Compliance with Regulation AB...............................

EXHIBITS

EXHIBIT A-1       Contents of Mortgage File

EXHIBIT A-2       Contents of Servicing File

EXHIBIT B         Form of Purchase Price and Terms Letter

EXHIBIT C         Form of Security Release Certification

EXHIBIT D         Form of Bill of Sale

EXHIBIT E         Form of Seller's Officer's Certificate

EXHIBIT F         Form of Memorandum of Sale

SCHEDULE ONE      Mortgage Loan Schedule One

SCHEDULE TWO      Mortgage Loan Schedule Two

SCHEDULE THREE    Mortgage Loan Schedule Three

                        MORTGAGE LOAN PURCHASE AGREEMENT

      This Mortgage Loan Purchase Agreement (the "Agreement") is entered into as of June 1, 2007 by and between WMC Mortgage Corp, a California corporation having an office at 3100 Thornton Avenue, Burbank, California 91504 ("Seller") and Bank of America, National Association, a national banking association having an office at 214 North Tryon Street, Charlotte, North Carolina 28255 ("Purchaser").

      Seller desires to sell to Purchaser, and Purchaser desires to purchase from Seller on or about June 29, 2007 (the "Closing Date") and on terms and conditions described below, certain residential fixed and adjustable rate first lien mortgage loans (the "Mortgage Loans"). The Mortgage Loans shall be sold to Purchaser on a servicing released basis.

      Seller and Purchaser, in consideration of the premises and the mutual agreements set forth herein and other good and valuable consideration, agree as follows:

      SECTION 1. Agreement to Purchase. Seller hereby agrees to sell, and Purchaser hereby agrees to purchase, on the terms and conditions stated herein and in the Purchase Price and Terms Letter executed by Purchaser and Seller in the form attached hereto as Exhibit B (the "PPTL") certain Mortgage Loans having an aggregate principal balance as of June 27, 2007 (such date, the "Cut-off Date," and such principal balance, the "Cut-off Date Principal Balance") of $2,070,853,965.23.

      SECTION 2. Mortgage Loan Schedules. Seller and Purchaser hereby agree that the Mortgage Loans to be purchased under this Agreement on the Closing Date will be described in three separate schedules (each, a "Mortgage Loan Schedule") to be attached as Schedule One, Schedule Two and Schedule Three hereto.

      SECTION 3. Purchase Price; Payments.

      (a) On the Closing Date, the purchase price for the Mortgage Loans (the "Purchase Price") shall be an aggregate amount equal to the sum of the amounts specified in three separate Memoranda of Sale. Seller, simultaneously with the payment of the Purchase Price, shall execute and deliver to Purchaser three separate Bills of Sale (as hereinafter defined) with respect to the Mortgage Loans listed on each Mortgage Loan Schedule in the form attached hereto as Exhibit D and shall execute the Memoranda of Sale in the form attached hereto as Exhibit F.

      (b) On the related Transfer Date (as defined in Section 8), Seller shall remit to Purchaser to the account designated in writing by Purchaser with respect to the related Mortgage Loans the positive escrow account balances maintained for the mortgagors and any suspense funds and all other similar amounts held by Seller. In addition, the Seller shall remit to the Purchaser from the Seller's own funds, the amount of any negative escrow account balances. Any payments required to be made by Seller pursuant to this Section 3(b) shall be made by wire transfer of immediately available funds. The Purchaser shall purchase the corporate and escrow advances for which Seller has provided the documentation related to such advances as described in Sections 8(a) and (b) herein and that are determined by Purchaser to be recoverable. Purchaser shall reimburse Seller for such advances within thirty (30) days of receipt of the documentation related to the advances.

      (c) Purchaser shall be entitled to all payments of principal and interest and other recoveries on the Mortgage Loans received after the related Cut-off Date, which shall be applied to the Purchase Price on the Closing Date.

      SECTION 4. Closing. The closing of the purchase and sale of the Mortgage Loans identified on the Mortgage Loan Schedules accepted by Purchaser in accordance with the procedures set forth herein shall take place on the Closing Date. Seller shall provide Purchaser with the proposed Mortgage Loan Schedules at least one (1) business day prior to the Closing Date, and Purchaser shall have the right to accept or reject the Mortgage Loans on the proposed Mortgage Loan Schedules.

      The obligation of Purchaser to purchase the Mortgage Loans on the Closing Date as contemplated by this Agreement shall be subject to each of the following conditions:

      (a) All of the representations and warranties under this Agreement and the Purchase Price and Terms Letter shall be true and correct as of the Closing Date, and no default or event which, with the giving of notice or the passage of time or both, would constitute an event of default under this Agreement and the Purchase Price and Terms Letter shall have occurred;

      (b) Purchaser shall have received executed copies of the closing documents specified in Section 6 of this Agreement;

      (c) Seller shall have made available for Purchaser's inspection at least five (5) business days prior to the Closing Date, at the office of Wells Fargo Bank, N.A., the contents of the Mortgage File as described in Exhibit A-1 in accordance with Section 8(c) of this Agreement. Wells Fargo Bank, N.A. currently serves as custodian of the Mortgage Files on behalf of the Seller and shall retain the Mortgage Files as custodian for the Purchaser under the Custody Agreement, dated as of September 1, 2006 (the "Custody Agreement," between the Purchaser and Wells Fargo Bank, N.A. The Servicing File as described in Exhibit A-2 for the related Mortgage Loans shall remain with Litton Loan Servicing LP, as servicer ("Litton"); and

      (d) All other terms and conditions of this Agreement and the related Purchase Price and Terms Letter shall have been complied with.

      Subject to the foregoing conditions, Purchaser shall pay to Seller on the Closing Date the Purchase Price as determined pursuant to Section 3 of this Agreement, by wire transfer of immediately available funds to the account designated in writing by Seller. Seller shall advise Purchaser in writing at least one (1) business day prior to the Closing Date of the account to which such funds are to be wired.

      In addition, in connection with the assignment of any MERS Loan (as defined herein), Seller agrees that on or prior to the Closing Date it will cause, at its own expense, the MERS System (as defined herein) to indicate that the related Mortgage Loans have been assigned by Seller to Purchaser in accordance with this Agreement by including in such computer files the information required by the MERS System to identify Purchaser as owner of such Mortgage Loans.

      SECTION 5. Representations, Warranties and Covenants of Seller.

      (a) Seller represents and warrants to, and covenants with, Purchaser that as of each Closing Date:

       (i) It is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all licenses necessary to carry on its business as now being conducted. It is licensed in, qualified to transact business in and is in good standing under the laws of the state in which any Mortgaged Property (as defined herein) is located except where the failure to be so licensed and qualified would not have a material adverse effect on its business or operations. No licenses or approvals obtained by Seller have been suspended or revoked by any court, administrative agency, arbitrator or governmental body and no proceedings are pending which might result in such suspension or revocation;

       (ii) It has the full power and authority (corporate and other) to hold each Mortgage Loan, to sell each Mortgage Loan and to execute, deliver and perform, and to enter into and consummate all transactions contemplated by this Agreement and the PPTL. Seller has duly authorized the execution, delivery and performance of this Agreement and the PPTL, has duly executed and delivered this Agreement and the PPTL, and this Agreement and the PPTL constitute legal, valid and binding obligations of it, enforceable against it in accordance with their terms, subject to bankruptcy laws and other similar laws of general application affecting rights of creditors and subject to the application of the rules of equity, including those respecting the availability of specific performance;

       (iii) None of the execution and delivery of this Agreement and the PPTL or the other documents and agreements contemplated hereby, the consummation of the transactions contemplated hereby and thereby, or the fulfillment of or compliance with the terms and conditions of this Agreement and the PPTL and such other documents and agreements will result in the breach of any term or provision of the charter or by-laws of Seller or result in the breach of any material term or provision of, or conflict with or constitute a default under or result in the acceleration of any obligation under, any material agreement, indenture or loan or credit agreement or other instrument to which Seller or its property is subject, or result in the violation of any law, rule, regulation, order, judgment or decree to which Seller or its property is subject;

       (iv) It does not believe that it cannot perform each and every covenant contained in this Agreement and the PPTL;

       (v) There are no actions, suits or proceedings pending or, to its knowledge, threatened or likely to be asserted against or affecting it, before or by any court, administrative agency, arbitrator or governmental body with respect to any of the transactions contemplated by this Agreement or the PPTL or any other matter which may materially and adversely affect its ability to perform its obligations under this Agreement or the PPTL or which may materially and adversely affect its business or prospects;

       (vi) With respect to Seller, the consummation of the transactions contemplated by this Agreement and the PPTL are in the ordinary course of its business and the transfer, assignment and conveyance of the Mortgage Loans are not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction;

       (vii) The transfer of the Mortgage Loans shall be treated as a sale on the books and records of Seller, and Seller has determined that, and will treat, the disposition of the Mortgage Loans pursuant to this Agreement for tax and accounting purposes as a sale. Seller shall maintain a complete set of books and records for each Mortgage Loan which shall be clearly marked to reflect the ownership of each Mortgage Loan by Purchaser;

       (viii) The consideration received by Seller upon the sale of the Mortgage Loans constitutes fair consideration and reasonably equivalent value for such Mortgage Loans;

       (ix) Seller is solvent and will not be rendered insolvent by the consummation of the transactions contemplated hereby. Seller is not transferring any Mortgage Loan with any intent to hinder, delay or defraud any of its creditors;

       (x)        Seller is a HUD approved mortgagee pursuant to Section 203 and
                  Section 211 of the National Housing Act. No event has occurred, including but not limited to a change in insurance coverage, which would make the Seller unable to comply with HUD eligibility requirements or which would require notification to HUD. For the purposes hereof, HUD means the United States Department of Housing and Urban Development, or any successor thereto; and

       (xi) To the extent that any Mortgage Loans sold by Seller hereunder are MERS Loans, Seller is in good standing, and will comply in all material respects with the rules and procedures of Mortgage Electronic Registration Systems, Inc., ("MERS"), a corporation organized and existing under the laws of the State of Delaware, or any successor thereto in connection with the servicing of any Mortgage Loan registered with MERS (a "MERS Loan") on the system of recording transfers of mortgages electronically maintained by MERS (the "MERS System") for as long as such Mortgage Loans are registered with MERS.

      (b) Seller represents and warrants to, and covenants with Purchaser and Litton (in the case of Litton submitting breaches of representations and warranties directly, other than with respect to any representations or warranties, or portions thereof, relating to the servicing of the Mortgage Loans or to information of which Litton reasonably should have been aware in its capacity as servicer of the Mortgage Loans prior to the Closing Date, for which Litton shall not have the benefit), with respect to each Mortgage Loan as of the Closing Date (or such other date as set forth herein) for such Mortgage Loan:

       (i) The information required in Schedule One, Schedule Two and Schedule Three hereto and the Mortgage Loan data delivered to Purchaser are complete, true and correct and the servicing information provided to Purchaser with respect to the Mortgage Loans as of the Transfer Date (as defined herein) is true and correct in all material respects;

       (ii) The mortgagor's real property securing repayment of the related Mortgage Note (as defined herein), consists of a fee simple interest or a Ground Lease (as defined herein) in a single parcel of real property improved by a (A) detached one-family dwelling, (B) detached two-to four family dwelling,
                  (C) one-family unit in a Fannie Mae ("FNMA") eligible condominium project, (D) detached one-family dwelling in a planned unit development which is not a co-operative and which meets the eligibility requirements of FNMA, or (E) mobile home or manufactured dwelling which constitutes real property (the "Mortgaged Property") and is located in one of the fifty states of the United States of America or the District of Columbia. None of the Mortgage Loans is secured by a multifamily, commercial, industrial, agricultural or undeveloped property or by a condominium unit that is part of a condominium development that operates as, or holds itself out to be, a condominium hotel, regardless of whether the unit itself is being used as a condotel unit;

       (iii) There are no delinquent real estate taxes, ground rents, water charges, sewer rents, Ground Lease rents, assessments, insurance premiums, leasehold payments, including assessments payable in future installments or other outstanding charges affecting the Mortgaged Property;

       (iv) The terms of the note or other evidence of indebtedness of the mortgagor secured by the Mortgaged Property (in each case, the "Mortgage Note") and the mortgage or other instrument creating a first lien on the Mortgaged Property (in each case, a "Mortgage") have not been impaired, waived, altered or modified in any respect, except by written instruments, recorded in the applicable public recording office if necessary to maintain the lien priority of the Mortgage, the substance of which waiver, alteration or modification is reflected on the applicable Mortgage Loan Schedule and has been approved by the primary mortgage guaranty insurer, if any, and the title insurer, to the extent required by the related policy; no instrument of waiver, alteration or modification has been executed, and no mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the primary mortgage guaranty insurer, if any, and the title insurer, to the extent required by the related policy and which assumption agreement is part of the Mortgage File or the Servicing File and the terms of which are reflected in the applicable Mortgage Loan Schedule;

       (v) The servicing and collection practices with respect to each Mortgage Note and Mortgage have been in all respects legal, proper, prudent and customary in the mortgage servicing business, as conducted by prudent mortgage lending institutions which service mortgage loans of the same type in the jurisdiction in which the Mortgaged Property is located and in accordance with the terms of the Mortgage Note, Mortgage and other loan documents, whether such servicing was done by Seller, its affiliates or any servicing agent of any of the foregoing; the servicer of the Mortgage Loan has not assessed the mortgagor any delinquent payment fees that are not specifically permitted in the Mortgage or Mortgage Note, including but not limited to demand letter charges, or assessed the mortgagor interest on any advances made by the servicer;

       (vi) The Mortgage Note, the Mortgage and other agreements executed in connection therewith are genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law) and free from any right of offset, counterclaim, rescission, reformation or other claim or defense, including the defense of usury. There is no basis for the Mortgage Loan to be modified or reformed without the consent of the mortgagee under applicable law. All parties to the Mortgage Note and the Mortgage had the legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note and the Mortgage and the Mortgage Note and the Mortgage have been duly and properly executed by such parties. The obligor under the Mortgage Note is a natural person;

       (vii) The Mortgage has not been satisfied, cancelled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such satisfaction, cancellation, subordination, rescission or release;

       (viii) The proceeds of the Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder, and any and all requirements as to completion of any improvements and as to disbursements of any escrow funds thereof have been complied with or any incomplete improvements are immaterial in nature or are weather related and do not significantly affect the value of the Mortgaged Property and no repair escrow has been established with respect to such incomplete improvements. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage have been paid, and the mortgagor is not entitled to any refund of any amounts paid or due to the mortgagee pursuant to the Mortgage Note or Mortgage;

       (ix) Seller has not advanced funds, or induced, solicited or knowingly received any advance of funds from a party other than the owner of the related Mortgaged Property, directly or indirectly, for the payment of any amount required by the Mortgage Note or Mortgage;

       (x) The related Mortgage is a valid and enforceable first lien on the Mortgaged Property, which Mortgaged Property is free and clear of all encumbrances and liens having priority over the lien of the Mortgage except for (A) liens for real estate taxes and special assessments not yet due and payable, (B) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of the Mortgage, such exceptions appearing of record being acceptable to mortgage lending institutions generally or specifically reflected in the appraisal made in connection with the origination of the Mortgage Loan and (C) other matters to which like properties are commonly subject which do not, individually or in the aggregate, materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property. The Mortgage Note and the Mortgage have not been assigned or pledged, other than to lenders whose liens will be released prior to the Closing Date or simultaneously with Purchaser's purchase hereunder, on the Closing Date, pursuant to a duly executed Security Release in the form of Exhibit C (the "Security Release Certification"). Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, existing and enforceable first lien and first priority security interest on the property described therein. As of the Closing Date, Seller is the sole owner thereof and has full right to transfer and sell the Mortgage Loans to Purchaser free and clear of any lien or encumbrance equity, charge, claim or other security interest;

       (xi) If such Mortgage Loan is indicated on the applicable Mortgage Loan Schedule as having primary mortgage insurance, such Mortgage Loan is covered by a primary mortgage insurance policy as to the principal amount of the Mortgage Loan in excess of the portion required by FNMA of the Appraised Value (as defined herein) of the Mortgaged Property at the time of origination of the Mortgage. Such primary mortgage insurance policy is in full force and effect and the related Mortgage obligates the mortgagor to maintain such insurance and to pay all premiums and charges in connection therewith. The mortgage interest rate for the Mortgage Loan does not include any such insurance premium. "Appraised Value" means with respect to any Mortgaged Property, the lesser of (i) the value thereof as determined by an appraisal made for the originator of the Mortgage Loan at the time of origination of the Mortgage Loan by an appraiser who met the minimum requirements of FNMA and the Federal Home Loan Mortgage Corporation or any successor thereto ("FHLMC"), and (ii) the purchase price paid for the related Mortgaged Property by the mortgagor with the proceeds of the Mortgage Loan, provided, however, in the case of a refinanced Mortgage Loan, such value of the Mortgaged Property is based solely upon the value determined by an appraisal made for the originator of such refinanced Mortgage Loan at the time of origination of such refinanced Mortgage Loan by an appraiser who met the minimum requirements of FNMA and FHLMC;

       (xii) No intentional omission, misrepresentation, fraud or similar occurrence with respect to a Mortgage Loan has taken place on the part of the Seller or the mortgagor, any appraiser, any builder or any developer, or any other party involved in the solicitation or origination of the Mortgage Loan or in the application of any insurance in relation to such Mortgage Loan or in connection with the sale of such Mortgage Loan to the Purchaser, and there are no circumstances existing with respect to the Mortgage Loan which would permit the primary mortgage guaranty insurer to deny coverage under any insurance policy;

       (xiii) The Mortgage Loan is covered by an American Land Title Association lender's title insurance policy or other generally acceptable form of policy of insurance acceptable to prudent mortgage lending institutions, issued by a title insurer acceptable to prudent mortgage lending institutions and qualified to do business in the jurisdiction where the Mortgaged Property is located (or by an attorney's abstract and opinion of title if the Mortgaged Property is located in
                  Iowa), insuring the origination, its successors and assigns, as to the first priority lien of the Mortgage, as indicated on the applicable Mortgage Loan Schedule, in the original principal amount of the Mortgage Loan and against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment in the Mortgage interest rate and monthly payment. Additionally, such lender's title insurance policy affirmatively insures ingress and egress to and from the Mortgaged Property, and against encroachments by or upon the Mortgaged Property or any interest therein. The originator is the sole insured of lender's title insurance policy, and lender's title insurance policy is in full force and effect. No claims have been made under the lender's title insurance policy, and neither Seller nor any prior holder has done, by act or omission, anything which would impair the coverage of the lender's title insurance policy;

       (xiv) In the event the Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by Purchaser to the trustee under the deed of trust, except in connection with a trustee's sale after default by the mortgagor;

       (xv) At the time of origination of the Mortgage Loan, no improvement located on or being part of the Mortgaged Property was in violation of any applicable zoning law or regulation and no such improvement is currently in violation of any applicable zoning law or regulation. No improvements on adjoining properties encroach upon the Mortgaged Property. The Mortgaged Property is lawfully occupied under applicable law; all inspections, licenses and certificates required in connection with the origination of any Mortgage Loan with respect to the occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

       (xvi) The assignment of Mortgage is in recordable form, except for the insertion of the name of the assignee, and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located. The endorsement of the Mortgage
                  Note is valid, legal and enforceable under the laws of the jurisdiction in which the Mortgaged Property is located;

       (xvii) None of the Mortgage Loans are subject to a "buydown agreement";

       (xviii) The Mortgaged Property securing the Mortgage Loan is insured by an insurer generally acceptable to prudent mortgage lending institutions against loss by fire and such hazards, including but not limited to damage by windstorm, as are covered under a standard extended coverage endorsement and such other hazards as are customary in the area where the Mortgaged Property is located; if the Mortgaged Property is a condominium unit, it is included under the coverage afforded by a blanket policy for the project; all such insurance policies contain a standard mortgagee clause naming the Seller, its successors and assigns as mortgagee and all premiums thereon have been paid; if the Mortgaged Property is in an area identified on a flood hazard map or flood insurance rate map issued by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect which policy conforms to the requirements of FNMA and FHLMC. All such insurance policies contain a standard mortgagee clause naming Seller, its successors and assigns as mortgagee and all premiums thereon have been paid. The Mortgage obligates the mortgagor thereunder to maintain all such insurance at the mortgagor's cost and expense, and on the mortgagor's failure to do so, authorizes the holder of the Mortgage to maintain such insurance at mortgagor's cost and expense and to seek reimbursement therefor from the mortgagor;

       (xix) If the Mortgage Loan provides that the interest rate on the principal balance of the related Mortgage Loan may be adjusted, all of the terms of the related Mortgage pertaining to interest rate adjustments, payment adjustments and adjustments of the outstanding principal balance have been made in accordance with the terms of the related Mortgage Note and applicable law and are enforceable and such adjustments will not affect the priority of the Mortgage lien;

       (xx) The Mortgaged Property complies with all applicable laws, rules and regulations, including but not limited to those relating to environmental matters, including but not limited to those relating to radon, asbestos and lead paint and neither the Seller nor, to the Seller's knowledge, the mortgagor has received any notice of any violation or potential violation of such law;

       (xxi) The Mortgaged Property is free of damage and waste and there is no proceeding pending or, to the best of Seller's knowledge, threatened for the partial or total condemnation thereof;

       (xxii) Each agreement with a servicer of the Mortgage Loan, if any, provides for the termination of the servicing rights relating to the Mortgage Loan on the related Transfer Date, without the payment of any termination fee or other expense by Purchaser;

       (xxiii) To the extent required under applicable law, each originator and subsequent mortgagee or servicer of the Mortgage Loan complied with all licensing requirements and was authorized to transact and do business in the jurisdiction in which the related Mortgaged Property is located at all times when it held or serviced the Mortgage Loan. Each Mortgage Loan and, if any, the related prepayment penalty complied with any and all applicable requirements of federal, state or local laws or regulations, including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, predatory lending, abusive lending, fair lending, fair credit reporting, unfair collection practice, equal credit opportunity, fair housing and disclosure laws and regulations, applicable to the solicitation, origination, collection and servicing of such Mortgage Loan; and any obligations of the holder of the Mortgage Note, Mortgage and other loan documents have been complied with in all material respects and the consummation of the transaction contemplated hereby will not involve the violation of any such laws or regulations, and Seller shall maintain in its possession, available for inspection of Purchaser or its designee, and shall deliver to Purchaser or its designee, upon two business days' request, evidence of compliance with such requirements;

       (xxiv) The mortgagor has received all disclosure materials required by applicable law with respect to the making of fixed rate mortgage loans in the case of fixed rate Mortgage Loans, and adjustable rate mortgage loans in the case of adjustable rate Mortgage Loans and rescission materials with respect to refinanced Mortgage Loans, and has executed any required consents that it has reviewed such information, which consents are and will remain in the Mortgage File;

       (xxv) The related Mortgage Note or Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder adequate for the realization against the Mortgaged Property of the benefits of the security, including realization by judicial, or, if applicable, non-judicial foreclosure, and in the case of a Mortgage designated as a deed of trust, by trustee's sale. There is no homestead or other exemption or other right available to the mortgagor or any other person, or restriction on Seller or any other person, including without limitation, any federal, state or local, law, ordinance, decree, regulation, guidance, attorney general action, or other pronouncement, whether temporary or permanent in nature, that would interfere with, restrict or delay, either (y) the ability of Seller, Purchaser or any servicer or any successor servicer to sell the related Mortgaged Property at a trustee's sale or otherwise, or (z) the ability of Seller, Purchaser or any servicer or any successor servicer to foreclose on the related Mortgage;

       (xxvi) There is no action, suit or proceeding pending, or to the Seller's knowledge, threatened or likely to be asserted with respect to the Mortgage Loan against or affecting Seller before or by any court, administrative agency, arbitrator or governmental body;

       (xxvii) There is no default, breach, violation or event of acceleration existing under the related Mortgage Note or Mortgage, and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and the Seller has not waived any default, breach, violation or event of acceleration;

       (xxviii) No action, inaction, or event has occurred and no state of fact exists or has existed that has resulted or will result in the exclusion from, denial of, or defense to coverage under any applicable hazard insurance policy, PMI Policy or bankruptcy bond, irrespective of the cause of such failure of coverage. In connection with the placement of any such insurance, no commission, fee, or other compensation has been or will be received by Seller or any designee of Seller or any corporation in which Seller or any officer, director, or employee had a financial interest at the time of placement of such insurance;

       (xxix) No Mortgage Loan is subject to the provisions of the Homeownership and Equity Protection Act of 1994 ("HOEPA") as amended or has an "annual percentage rate" or "total points and fees" payable by the mortgagor (as each such term is defined under HOEPA) that equal or exceed the applicable thresholds defined under HOEPA (Section 32 of Regulation Z, 12 C.F.R. Section 226.32(a)(1)(i) and (ii)) or is considered a "high cost," "predatory" or "abusive" loan (or a similarly designated loan using different terminology) under any applicable state, county or municipal laws or ordinances, including without limitation, the provisions of the Georgia Fair Lending Act, New York Banking Law, Section 6-1, the New Jersey Home Ownership Security Act of 2002 (the "NJ Act") or any other statute or regulation providing "assignee" or "originator" liability to holders of such mortgage loans;

       (xxx) Each Mortgage Loan was originated by Seller or by a savings and loan association, a savings bank, a commercial bank or similar banking institution which is supervised and examined by a federal or state authority, or by a mortgagee approved as such by HUD;

       (xxxi) Each Mortgage Loan has a fully assignable life of loan tax service contract with Transamerica Real Estate Tax Service or First American Real Estate Tax Service which may be assigned without the payment of any fee by Purchaser;

       (xxxii) There are no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such lien) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage;

       (xxxiii)   Principal payments (or with respect to interest-only
                  Mortgage Loans, interest payments) on the Mortgage Loan commenced no more than sixty days after the proceeds of the Mortgage Loan were disbursed. With respect to each Mortgage Loan, the Mortgage Note is payable each month on the day identified on the applicable Mortgage Loan Schedule in monthly payments, which, except with respect to any Mortgage Loan which is identified on the applicable Mortgage Loan Schedule as a balloon mortgage loan (each, a "Balloon Mortgage Loan"), in the case of a fixed rate Mortgage Loan, are sufficient to fully amortize the original principal balance over the original term thereof and to pay interest at the related Mortgage interest rate, and in the case of an adjustable rate Mortgage Loan, are changed on each adjustment date, and in any case, are sufficient to fully amortize the original principal balance over the original term thereof and to pay interest at the related Mortgage interest rate. In the case of a Balloon Mortgage Loan, the Mortgage Note is payable in monthly payments based on a maximum of fifty (50) year amortization schedule and a final monthly payment substantially greater than the preceding monthly payment which is sufficient to amortize the remaining principal balance of the Balloon Mortgage Loan. No Balloon Mortgage Loan has an original stated maturity of less than seven (7) years. No adjustable rate Mortgage Loan is convertible to a fixed rate Mortgage Loan. The Mortgage Note does not permit negative amortization;

       (xxxiv) The mortgagor has not notified Seller and Seller has no knowledge of any relief requested or allowed to the mortgagor under the Servicemembers Civil Relief Act or similar state laws;

       (xxxv) The Mortgage Loan was underwritten in accordance with the underwriting standards of Seller in effect at the time the Mortgage Loan was originated; and the Mortgage Note and Mortgage are on forms acceptable to FNMA and FHLMC;

       (xxxvi) The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage on the Mortgaged Property and the security interest of any applicable security agreement or chattel mortgage referred to in (x) above;

       (xxxvii) The Mortgage File contains an appraisal of the related Mortgaged Property which satisfied the standards of FNMA and FHLMC and was made and signed, prior to the approval of the Mortgage Loan application, by a qualified appraiser, duly appointed by Seller, who had no interest, direct or indirect, in the Mortgaged Property or in any loan made on the security thereof, whose compensation is not affected by the approval or disapproval of the Mortgage Loan and who met the minimum qualifications of FNMA and FHLMC. Each appraisal of the Mortgage Loan was made in accordance with the relevant provisions of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989;

       (xxxviii)  No Mortgage Loan was made in connection with (A) the construction or rehabilitation of a Mortgaged Property or (B) facilitating the trade-in or exchange of a Mortgaged Property;

       (xxxix) With respect to escrow deposits and escrow payments, if any, all such payments are in the possession of, or under the control of, Seller and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. No escrow deposits or escrow payments or other charges or payments due Seller have been capitalized under any Mortgage or the related Mortgage Note and no such escrow deposits or escrow payments are being held by Seller for any work on a Mortgaged Property which has not been completed;

       (xl) Any principal advances made to the mortgagor prior to the Cut-off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first lien priority by a title insurance policy, an endorsement to the policy insuring the mortgagee's consolidated interest or by other title evidence acceptable to FNMA and FHLMC. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan;

       (xli) Seller has no knowledge of any circumstances or condition with respect to the Mortgage, the Mortgaged Property, the mortgagor or the mortgagor's credit standing that can reasonably be expected to cause the Mortgage Loan to become delinquent, or materially and adversely affect the value of the Mortgage Loan;

       (xlii) No Mortgage Loan had a Loan-to-Value Ratio (as defined herein) at origination in excess of 100%. Loan-to-Value Ratio means with respect to any Mortgage Loan as of any date of determination, the ratio on such date of the outstanding principal amount of the Mortgage Loan to the Appraised Value of the Mortgaged Property;

       (xliii) No predatory or deceptive lending practices, including but not limited to, the extension of credit to the mortgagor without regard for the mortgagor's ability to repay the Mortgage Loan and the extension of credit to the mortgagor which has no apparent benefit to the mortgagor, were employed by the originator of the Mortgage Loan in connection with the origination of the Mortgage Loan. With respect to each Mortgage Loan, (a) no mortgagor was required to purchase any single premium credit life insurance policy (e.g., life, mortgage, disability, accident, unemployment or health insurance product) or debt cancellation agreement as a condition of obtaining the extension of credit; (b) no mortgagor obtained a prepaid single premium credit insurance policy (e.g., life, mortgage, disability, accident, unemployment, property or health insurance product) or debt cancellation agreement in connection with the origination of the Mortgage Loan; and (c) no proceeds from any Mortgage Loan were used to purchase single premium credit insurance policies (e.g., life, mortgage, disability, accident, unemployment or health insurance product) or debt cancellation agreements as part of the origination of, or as a condition to closing, such Mortgage Loan;

       (xliv) The Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder;

       (xlv) The Mortgage Loan complies with all applicable consumer credit statutes and regulations, including, without limitation, the respective Uniform Consumer Credit Code laws in effect in Colorado, Idaho, Indiana, Iowa, Kansas, Maine, Oklahoma, South Carolina, Utah and Wyoming, has been originated by a properly licensed entity, and in all other respects, complies with all of the material requirements of any such applicable laws;

       (xlvi) None of the Mortgage Loans is a refinancing of a zero interest rate or low interest loan made by a governmental agency or non-profit organization;

       (xlvii) With respect to each Mortgage Loan that is a simple interest Mortgage Loan, the Mortgage Loan is identified on the applicable Mortgage Loan Schedule as a simple interest Mortgage Loan, the Mortgage Loan is required to be serviced as a simple interest mortgage loan pursuant to the terms of the related Mortgage Note, and the servicing and collection practices used in connection therewith have been in accordance with legal, proper, prudent and customary practices for servicing simple interest mortgage loans;

       (xlviii) With respect to each Mortgage Loan that is secured in whole or in part by the interest of the mortgagor as a lessee under a ground lease of the related Mortgaged Property (a "Ground Lease") and not by a fee interest in such Mortgaged Property:

                  a. The mortgagor is the owner of a valid and subsisting interest as tenant under the Ground Lease;

                  b. The Ground Lease is in full force and effect, unmodified and not supplemented by any writing or otherwise;

                  c. The mortgagor is not in default under any of the terms thereof and there are no circumstances which, with the giving of notice, would constitute an event of default thereunder;

                  d. The lessor under the Ground Lease is not in default under any of the terms or provisions thereof on the part of the lessor to be observed or performed;

                  e. The term of the Ground Lease exceeds the maturity date of the related Mortgage Loan by at least ten years;

                  f. The Ground Lease or a memorandum thereof has been recorded and by its terms permits the leasehold estate to be mortgaged. The Ground Lease grants any leasehold mortgagee standard protection necessary to protect the security of a leasehold mortgagee;

                  g. The Ground Lease does not contain any default provisions that could give rise to forfeiture or termination of the Ground Lease except for the non-payment of the Ground Lease rents;

                  h. The execution, delivery and performance of the Mortgage do not require the consent (other than those consents which have been obtained and are in full force and effect) under, and will not contravene any provision of or cause a default under, the Ground Lease; and

                  i. The Ground Lease provides that the leasehold can be transferred, mortgaged and sublet an unlimited number of times either without restriction or on payment of a reasonable fee and delivery of reasonable documentation to the lessor.

       (xlix) No Mortgage Loan originated on or after October 1, 2002 and prior to March 7, 2003 is subject to the Georgia Fair Lending Act (OGCA Sections 7-6A-1, et. seq.), as such Act may be amended from time to time;

       (l) The Mortgaged Property was not, as of the date of origination of the Mortgage Loan, subject to a mortgage, deed of trust, deed to secure debt or other security instrument creating a lien subordinate to the lien of the Mortgage;

       (li) All payments required to be made in June 2007 for each Mortgage Loan under the terms of the related Mortgage Note have been paid in full during June 2007;

       (lii) The Mortgage Loan documents with respect to each Mortgage Loan subject to prepayment penalties (i) specifically authorizes such prepayment penalties to be collected and such prepayment penalties are permissible and enforceable and were originated in accordance with the terms of the related Mortgage Loan documents and all applicable state, federal and local law (except to the extent that the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally or the collectability thereof may be limited due to acceleration in connection with a foreclosure) and (ii) include all necessary documentation to determine the amount of the prepayment penalty to be collected;

       (liii) The Mortgage File has been delivered to Purchaser or its designee in accordance with the terms of this Agreement;

       (liv) The originator has complied with all applicable anti-money laundering laws and regulations, including without limitation the USA PATRIOT Act of 2001 (collectively, the "Anti-Money Laundering Laws"); the Originator has established an anti-money laundering compliance program as required by the Anti-Money Laundering Laws, has conducted the requisite due diligence in connection with the origination of each Mortgage Loan for purposes of the Anti-Money Laundering Laws, including with respect to the legitimacy of the applicable mortgagor and the origin of the assets used by the said mortgagor to purchase the property in question, and maintains, and will maintain, sufficient information to identify the applicable mortgagor for purposes of the Anti-Money Laundering Laws; no Mortgage Loan is subject to nullification pursuant to Executive Order 13224 (the "Executive Order") or the regulations promulgated by the Office of Foreign Assets Control of the United States Department of the Treasury (the "OFAC Regulations") or in violation of the Executive Order or the OFAC Regulations, and no mortgagor is subject to the provisions of such Executive Order or the OFAC Regulations nor listed as a "blocked person" for purposes of the OFAC Regulations;

       (lv) No Mortgage Loan is a "manufactured housing loan" pursuant to the NJ Act;

       (lvi) No points, fees or similar charges are required to be reimbursed to a mortgagor upon a prepayment in full of the related Mortgage Loan;

       (lvii) No Mortgage Loan that was originated on or after August 1, 2004 is subject to mandatory arbitration to resolve any dispute arising out of or relating to in any way the Mortgage Loan transaction;

       (lviii) With respect to any Mortgage Loan that contains a provision permitting imposition of a penalty upon a prepayment prior to maturity: (a) the Mortgage Loan provides some benefit to the mortgagor (e.g., a rate or fee reduction) in exchange for accepting such prepayment penalty; (b) the Mortgage Loan's originator had a written policy of offering the mortgagor, or requiring third-party brokers to offer the mortgagor, the option of obtaining a mortgage loan that did not require payment of such a penalty; (c) the prepayment penalty was adequately disclosed to the mortgagor in the Mortgage Loan documents pursuant to applicable state and federal law; and
                  (d) no Mortgage Loan originated on or after October 1, 2002 will provide for prepayment penalties for a term in excess of three years and any Mortgage Loans originated prior to such date will not impose prepayment penalties in excess of five years; in each case unless the Mortgage Loan was modified to reduce the prepayment period to no more than three years from the date of the Mortgage Note and the mortgagor was notified in writing of such reduction in prepayment period;

       (lix) The Seller has fully furnished, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (i.e., favorable and unfavorable) on its mortgagor credit files to Equifax, Experian, and Trans Union Credit Information Company (three of the credit repositories), on a monthly basis with respect to each Mortgage Loan;

       (lx) With respect to the Mortgage Loans, no mortgagor was encouraged or required to select a mortgage loan product offered by the Mortgage Loan's originator which is a higher cost product designed for less creditworthy mortgagors, unless at the time of the Mortgage Loan's origination, such mortgagor did not qualify taking into account credit history and debt to income ratios for a lower cost credit product then offered by the Mortgage Loan's originator or any affiliate of the Mortgage Loan's originator. If, at the time of loan application, the mortgagor may have qualified for a lower cost credit product then offered by any mortgage lending affiliate of the Mortgage Loan's originator, the Mortgage Loan's originator referred the mortgagor's application to such affiliate for underwriting consideration;

       (lxi) The methodology used in underwriting the extension of credit for each Mortgage Loan employs objective mathematical principles which relate the mortgagor's income, assets and liabilities to the proposed payment and such underwriting methodology does not rely solely on the extent of the mortgagor's equity in the collateral as the principal determining factor in approving such credit extension. The methodology employed related objective criteria such as the mortgagor's income, assets and liabilities, to the proposed mortgage payment and, based on such methodology, the Mortgage Loan's originator made a reasonable determination that at the time of origination the mortgagor had the ability to make timely payments on the Mortgage Loan;

       (lxii) Except as otherwise disclosed to Purchaser in writing, no mortgagor under a Mortgage Loan was charged "points and fees" (whether or not financed) in an amount greater than (a) $1,000 or (b) 5% of the principal amount of such Mortgage Loan, whichever is greater. For purposes of this representation, "points and fees" (x) include origination, underwriting, broker and finder's fees and charges that the lender imposed as a condition of making the Mortgage Loan, whether they are paid to the lender or a third party; and (y) exclude bona fide discount points, fees paid for actual services rendered in connection with the origination of the Mortgage (such as attorneys' fees, notaries fees and fees paid for property appraisals, credit reports, surveys, title examinations and extracts, flood and tax certifications, and home inspections); the cost of mortgage insurance or credit-risk price adjustments; the costs of title, hazard, and flood insurance policies; state and local transfer taxes or fees; escrow deposits for the future payment of taxes and insurance premiums; and other miscellaneous fees and charges which miscellaneous fees and charges, in total, do not exceed 0.25 percent of the loan amount;

       (lxiii) All points, fees and charges (including finance charges), whether or not financed, assessed, collected or to be collected in connection with the origination and servicing of each Mortgage Loan, have been disclosed in writing to the mortgagor in accordance with applicable state and federal law and regulation;

       (lxiv) With respect to any Mortgage Loans that are on manufactured housing, upon the origination of each such Mortgage Loan the manufactured housing unit either (i) will be the principal residence of the mortgagor, or (ii) will be classified as real property under applicable state law;

       (lxv)      [Reserved];

       (lxvi) At the time of origination, each Mortgage Loan was in compliance with the anti predatory lending eligibility for purchase requirements of FNMA's selling guide;

       (lxvii) No Mortgage Loan is a high cost loan or a covered loan, as applicable (as such terms are defined in Standard & Poor's LEVELS(R) Version 5.7 Glossary Revised, Appendix E);

       (lxviii) With respect to each Mortgage Loan, the mortgagor was not encouraged or required to select a mortgage loan product offered by the Mortgage Loan's originator which is a higher cost product designed for less creditworthy mortgagors, taking into account such facts as, without limitation, the mortgage loan's requirements and the mortgagor's credit history, income, assets and liabilities. For a mortgagor who sought financing through a Mortgage Loan originator's higher-priced subprime lending channel, the mortgagor was directed towards or offered the Mortgage Loan originator's standard mortgage line if the mortgagor is able to qualify for one of the standard products;

       (lxix) No Mortgage Loan secured by a Mortgaged Property in the State of Ohio which closed on or after January 1, 2007 was originated pursuant to a no income/no asset documentation program or any other program pursuant to which the related mortgagor was not required to disclose income. Each Mortgage Loan secured by a Mortgaged Property in the State of Ohio which closed on or after January 1, 2007, was originated in compliance with the Ohio Consumer Sales Practices Act (Oh. Rev. Stat. 1345.01 et seq.) and the regulations promulgated thereunder and was made only after reasonable and appropriate methods were used to determine the mortgagor's repayment ability, including without limitation, employment verification for stated income loans, which have been properly documented and verified;

       (lxx)      [Reserved];

       (lxxi) Each Mortgage Loan secured by a Mortgaged Property located within the "Pilot Program Area" in Cook County in the State of Illinois was originated in compliance with Illinois Public Act 94-280 (Illinois H.B. 4050), known as the Predatory Lending Database Pilot Program Act (765 ILCS 77/70)). The term "Pilot Program Area" refers to the following zip codes: 60620, 60621, 60623, 60628, 60629, 60632, 60636, 60638, 60643, and 60652.
                  Every such Mortgage Loan, regardless of the originator, recorded on or after September 1, 2006, and closed on or before January 19, 2007, was validly recorded with the Cook County Recorder of Deeds along with either a Certificate of Compliance or Exempt Certificate issued by the Illinois Department of Financial and Professional Regulation as a cover sheet. No material changes were made to any such Mortgage Loan from the time that the loan file was submitted to the Illinois Department of Financial and Professional Regulation for a Certificate of Compliance or Exempt Certificate until the date of settlement.

      (c) It is understood and agreed that the representations and warranties set forth in this Section 5 shall survive the sale and delivery of the Mortgage Loans to Purchaser and shall inure to the benefit of Purchaser and Litton, notwithstanding any restrictive or qualified endorsement on any Mortgage Note or assignment of Mortgage or any examination or failure to examine any Mortgage File; subject, however, to the qualification with respect to Litton in (b) above.

      (d) For the purposes of this Agreement, (i) the term "to Seller's knowledge," or "to its knowledge" means that Seller reasonably believes such representation or warranty to be true, and has no actual knowledge or notice that such representation or warranty is inaccurate or incomplete, or of any facts or circumstances that would render reliance thereon unjustified without further inquiry; and (ii) "to the best of Seller's knowledge," means that to Seller's knowledge, the representation or warranty is not incomplete or inaccurate, and Seller has conducted a reasonable inquiry to assure the accuracy and completeness of the applicable statement.

      (e) Upon discovery by any of Seller, Purchaser or Litton of a breach of any of the foregoing representations and warranties as set forth in this Section 5 which materially and adversely affects the value of the Mortgage Loans or the interest of Purchaser (or which adversely affects the interests of Purchaser in the Mortgage Loan in the case of a representation or warranty relating to a particular Mortgage Loan), the party discovering such breach shall give prompt written notice to the other. Within sixty (60) days of its discovery or its receipt of written or electronic notice of any such breach of a representation or warranty, Seller shall cure such breach in all material respects or, at the option of Purchaser, shall repurchase the ownership interest in such Mortgage Loan at a repurchase price (the "Repurchase Price") equal to the outstanding principal balance of such Mortgage Loan multiplied by the purchase price percentage set forth in the Memorandum of Sale, less any principal payments received by Purchaser, plus Purchaser's and Litton's reasonable and customary out-of-pocket expenses incurred by Purchaser and Litton in transferring and servicing such Mortgage Loan, including, without limitation, expenses incurred for maintenance and repairs, assessments, taxes and similar items, to the extent not paid out of an escrow account transferred by Seller to Purchaser, and attorney's fees and expenses incurred by Purchaser and Litton in connection with any enforcement procedures or otherwise with respect to such Mortgage Loan or the transfer of such Mortgage Loan to Seller or Purchaser and an additional amount equal to the rate of interest borne by the Mortgage Loan multiplied by the outstanding principal balance of such Mortgage Loan from the date interest was paid through on such Mortgage Loan to the date such Mortgage Loan is repurchased. Purchaser shall release its interest in the Mortgage Loan promptly upon its receipt of the Repurchase Price and shall immediately effect the reconveyance of such Mortgage Loan to Seller. Notwithstanding anything to the contrary contained herein, it is understood by the parties hereto that a breach of the representations and warranties made in Sections 5(b)(ii), (xxiii),
(xxix), (xliii), (xlix), (lvii), (lviii), (lix), (lx), (lxi), (lxii), (lxiii),
(lxiv) or (lxviii), will be deemed to materially and adversely affect the value of the related Mortgage Loan or the interest of Purchaser therein.

      (f) To the extent the Seller fails to repurchase any Mortgage Loan listed on Schedule One or Schedule Two pursuant to Section 5(e) above, General Electric Capital Corporation agrees with the Purchaser, in consideration of and as an inducement to its agreement to enter into the transactions contemplated herein, to guarantee the payment of (x) the Repurchase Price pursuant to Section 5(e) hereof or, at the Purchaser's option, (y) the difference between the original purchase price for such Mortgage Loan and a new, re-priced purchase price agreed upon by the parties for such Mortgage Loan; provided, however, General Electric Capital Corporation shall only (i) guarantee the payment pursuant to clauses (x) and (y) hereof up to a maximum of $25,000,000 and (ii) be obligated to guarantee such payment to the extent Seller discovers or receives written or electronic notice of a breach of a representation or warranty set forth in this Section 5 by the close of business on July 10, 2009.

      SECTION 6. Closing Documents. (a) The closing documents to be delivered on or prior to the Closing Date (the "Closing Documents") shall consist of each of the following:

             (i) four (4) fully executed original copies of this Agreement, including all exhibits hereto;

            (ii) one (1) fully executed original of the document exception report issued pursuant to the Custody Agreement;

           (iii) one (1) fully executed original of an officer's certificate in the form attached hereto as Exhibit E, including all attachments thereto;

            (iv) an original or a certified copy of a certificate or other evidence of merger or change of name, signed or stamped by the applicable regulatory authority, if any of the related Mortgage Loans were acquired by Seller by merger or acquired or originated by Seller while conducting business under a name other than its present name, which shall be delivered by the Closing Date;

             (v) four (4) fully executed original copies of the related PPTL, including all exhibits thereto, in the form attached hereto as Exhibit B;

            (vi) those documents set forth on Exhibit A-1 hereto for the related Mortgage Loans;

           (vii) security releases from any warehouse lender with a lien on the related Mortgage Loans in the form attached hereto as Exhibit C;

          (viii) a Bill of Sale for the Mortgage Loans in the form attached hereto as Exhibit D;

            (ix)  the Memorandum of Sale in the form attached hereto as Exhibit
                  F;

             (x) a computer readable transmission of the payment history for each Mortgage Loan for the past twelve months; and

            (xi)  such other documents as may be specified in the PPTL.

      (b) The documents specified in Subsection 6(a)(vi) hereof for each Mortgage Loan shall be delivered by Seller to Purchaser or its designee at least five (5) business days prior to the related Closing Date.

      SECTION 7. Costs. Each party will pay any commissions it has incurred and the fees of its attorneys in connection with the negotiations for, documenting of and closing of the transactions contemplated by this Agreement and the PPTL. If Purchaser requests the contents of the Mortgage File which have not been previously delivered hereunder, the original contents of such Mortgage File will be delivered by Seller. Seller will pay all costs and expenses incurred in connection with the preceding sentence. Seller shall be responsible for, and shall bear all reasonable and out-of-pocket fees and expenses related to, the recordation of assignments of Mortgage from Seller to Purchaser with respect to the Mortgage Loans. Seller shall be responsible for and shall bear all reasonable and out-of-pocket fees and expenses related to the recordation of any intervening assignments of Mortgage with respect to the Mortgage Loans.

      With respect to foreclosure costs and expenses for any Mortgage Loan, including attorneys' fees, Seller shall be responsible for all expenses for services rendered prior to the related Closing Date. With respect to foreclosure costs and expenses for any Mortgage Loan, including attorney's fees, Purchaser shall be responsible for all expenses for services rendered on or after the related Closing Date; provided, however, except as otherwise required by applicable law, that Purchaser's prior consent shall be required with respect to the institution of any such foreclosure proceeding or proceedings to modify any Mortgage Loans. Seller and Purchaser hereby agree that Purchaser may continue any proceeding in Seller's name with respect to any Mortgage Loan if necessary to prevent a material adverse effect on Purchaser's interests with respect thereto or a delay in such proceeding.

      SECTION 8. Servicing. The Mortgage Loans are being sold on a servicing released basis. The Mortgage Loans are currently being interim serviced by Litton. Notwithstanding any provision in the Agreement to the contrary, upon the purchase of the Mortgage Loans by the Purchaser, the Mortgage Loans shall be serviced by Litton pursuant to a servicing agreement between the Purchaser and Litton. For purposes of the Agreement, the servicing transfer date (the "Transfer Date") shall be deemed to be the Closing Date.

      During the period between the Cut-off Date and the Transfer Date, Seller shall service the related Mortgage Loans for the benefit of Purchaser in accordance with the terms of the related Mortgage and Mortgage Note and shall service the related Mortgage Loans in order to protect Purchaser's interest in such Mortgage Loans to the extent that a reasonably prudent servicer would for mortgage loans of the same type in the applicable jurisdiction and in compliance with all applicable laws, rules and regulations and the loan documents. No later than the Transfer Date, Seller shall, at its cost and expense, take such steps as may be necessary or appropriate to effectuate and evidence the transfer of the servicing of the related Mortgage Loans to Purchaser, or its designee, including but not limited to the following:

      (a) Escrow Payments. On the Transfer Date provide Purchaser with an accounting statement of the escrow and other payments, for taxes, governmental assessments, insurance premiums, security deposits, water, sewer and municipal charges, and suspense balances and loss draft balances sufficient to enable Purchaser to reconcile the amount of such payment with the accounts of the related Mortgage Loans.

      (b) Corporate Advances. On the Transfer Date, provide Purchaser, or its designee, with copies of all receipts, invoices and bills pertaining to foreclosure expenses, attorney's fees, bankruptcy fees and other corporate advances along with a loan level report providing detail on each expense paid by Seller. In addition, Seller shall forward on a weekly basis all receipts, invoices and bills pertaining to foreclosure expenses, attorney's fees, bankruptcy fees and other corporate advances, received by Seller after the Transfer Date. Purchaser and Seller acknowledge that the amount of the escrow and corporate advances (as described in Sections 8(a) and 8(b)) may vary from the amount shown on the Mortgage Loan Schedules to reflect activity occurring after the Closing Date.

      (c) Payoffs and Assumptions. On or prior to the Transfer Date, provide to Purchaser, or its designee, copies of all assumption and payoff statements generated with respect to the Mortgage Loans from the period beginning sixty
(60) days prior to the Transfer Date until the Transfer Date.

      (d) Payments Received Prior to the Transfer Date. Prior to the Transfer Date all payments received by Seller on each Mortgage Loan shall be properly applied by Seller to the account of the particular mortgagor. Any unapplied funds and suspense payments shall be wire transferred to Purchaser on the Transfer Date and shall be applied by Purchaser as deemed appropriate in Purchaser's sole discretion.

      (e) Payments Received After the Transfer Date. The amount of any payments received by Seller after the Transfer Date with respect to the related Mortgage Loans shall (i) in the case of payments received within thirty days of the Transfer Date, be forwarded to Purchaser by overnight mail or courier within one business day of receipt and (ii) in the case of payments received thereafter, be forwarded to Purchaser on a weekly basis. Notwithstanding the foregoing, any payment received by Seller for the purposes of a full payoff and received within ninety days of the Transfer Date shall be forwarded to Purchaser by courier or overnight mail within one business day of receipt. Seller shall notify Purchaser of the particulars of such payment, which notification requirements shall be satisfied if Seller forwards with the payment sufficient information to permit appropriate processing of the payment by Purchaser and shall provide necessary and appropriate legal application of such payments which shall include, but not be limited to, endorsement of such payment to Purchaser or equivalent substitute payment with the particulars of the payment such as the account number, dollar amount, date received and any special mortgagor application instructions.

      (f) Misapplied Payments. Misapplied payments shall be processed as follows:

       (i) All parties shall cooperate in correcting misapplication errors;

       (ii) The party receiving notice of a misapplied payment occurring prior to the Transfer Date shall immediately notify the other party;

       (iii) If a misapplied payment which occurred prior to the Transfer Date cannot be identified and said misapplied payment has resulted in a shortage in any accounts established for the purpose of depositing payments with respect to the Mortgage Loans, Seller shall be liable for the amount of such shortage. Seller shall reimburse Purchaser for the amount of such shortage within thirty (30) days after receipt of written demand therefor from Purchaser;

       (iv) If a misapplied payment which occurred prior to the Transfer Date has created an incorrect Purchase Price as the result of an inaccurate outstanding principal balance, a check shall be issued to the party disadvantaged by the incorrect payment application within five (5) business days after notice therefor by the other party; and

       (v) Any check issued under the provisions of this Section 8 shall be accompanied by a statement indicating the corresponding Seller and/or Purchaser Mortgage Loan identification number and an explanation of the allocation of any such payments.

      (g) Books and Records. On the Transfer Date, the books, records and accounts of Seller with respect to the related Mortgage Loans shall be in accordance with all applicable industry standards, and with all additional Purchaser requirements as to which Seller has received notice.

      (h) Reconciliation. On or prior to the Transfer Date, the Seller shall, with respect to the related Mortgage Loans, reconcile principal balances and make any monetary adjustments required by Purchaser. Any such monetary adjustments will be transferred between Seller and Purchaser as appropriate.

      (i) IRS Forms. The Seller shall file, as and when required by law, all IRS forms 1099, 1099A, 1098 or 1041 and K-1 in relation to the servicing and ownership of the Mortgage Loans for the portion of such year the Mortgage Loans were serviced by Seller. Seller shall provide copies of such forms to Purchaser upon request and Seller shall reimburse Purchaser for any reasonable and out-of-pocket costs or penalties incurred by Purchaser due to Seller's failure to comply with this paragraph.

      SECTION 9. Hazard Insurance. If any Mortgaged Property is damaged on or after the Cut-off Date as a result of fire, windstorm, flood, earthquake, natural disaster or other hazard, the proceeds of any such insurance policy relating to the related Mortgaged Property shall be paid to Purchaser and/or the related mortgagor to be applied as required by the Mortgage Note, Mortgage or other loan documents.

      SECTION 10. No Solicitation. From and after the Cut-off Date, Seller hereby agrees that it will not take any action or permit or cause any action to be taken by any of its agents or affiliates, or by any independent contractors on Seller's behalf, to personally, by telephone or mail, solicit the mortgagor or obligor under any Mortgage Loan for the purpose of refinancing, in whole or in part. It is understood and agreed that all rights and benefits relating to the solicitation of any mortgagors for mortgage-related consumer products and the attendant rights, title and interest in and to the list of such mortgagors and data relating to their Mortgages (including insurance renewal dates) shall be transferred to Purchaser pursuant hereto on the Closing Date and Seller shall take no action to undermine these rights and benefits. Notwithstanding the foregoing, it is understood and agreed that promotions undertaken by Seller or any affiliate of Seller which are directed to the general public at large, including, without limitation, mass mailings based on commercially acquired mailing lists, and newspaper, radio and television advertisements shall not constitute solicitation under this Section 10.

      SECTION 11. Confidentiality. Seller and Purchaser each hereby agrees to fully comply with all applicable laws, rules and regulations governing the confidentiality of any information acquired from or concerning the mortgagors.

      SECTION 12. Survival of Agreement. This Agreement includes provisions which the parties hereto intend will remain in effect after the closing of the transaction contemplated by this Agreement and the PPTL. Accordingly, this Agreement and the PPTL shall survive and remain in effect after the closing.

      SECTION 13. Notices. All demands, notices and communications under this Agreement and the PPTL shall be in writing and shall be deemed to have been duly given if (i) mailed by registered or certified mail, return receipt requested or by overnight delivery service, addressed to the appropriate party hereto at the address stated in the introduction to this Agreement or (ii) transmitted by facsimile transmission or by electronic mail with acknowledgment, to the appropriate party hereto at the facsimile number or the electronic mail address provided by the other party to this Agreement. Any such demand, notice or communication shall be deemed to have been received on the date delivered to or received at the premises of the addressee (as evidenced by the date noted on the return receipt or overnight delivery receipt).

      SECTION 14. Severability Clause. Any part, provision, representation or warranty of this Agreement and the PPTL which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provisions in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.

      SECTION 15. Counterparts; Facsimile Signatures. For the purpose of facilitating the execution of this Agreement, and for other purposes, this Agreement and the PPTL may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument. The parties agree that this Agreement, any documents to be delivered pursuant to this Agreement and any notices hereunder may be transmitted between them by email and/or by facsimile. The parties intend that faxed signatures and electronically imaged signatures such as .pdf files shall constitute original signatures and are binding on all parties. The original documents shall be promptly delivered, if requested.

      SECTION 16. Place of Delivery and Governing Law. This Agreement and the PPTL shall be deemed to have been made in the State of New York. This Agreement and the PPTL shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with the laws of the State of New York, excluding conflict of laws issues. The parties hereby agree that all disputes arising hereunder and in the PPTL shall be submitted to and hereby subject themselves to the jurisdiction of the courts of competent jurisdiction, state and federal, in the State of New York.

      SECTION 17. Further Assurances; Financial Statements. Each party to this Agreement agrees to execute and deliver such instruments and take such actions as the other party may, from time to time, reasonably request to effect the purpose and carry out the terms of this Agreement. In addition, Seller shall provide to Purchaser, no later than forty five (45) days following the end of each calendar quarter, audited financial statements (or unaudited, if audited financial statements are not available) of the Seller.

      SECTION 18. Successors and Assigns; Assignment. This Agreement and the PPTL shall bind and inure to the benefit of and be enforceable by Seller and Purchaser and the respective successors and assigns of Seller and Purchaser. The Seller shall require any successor or assignee, whether direct or indirect, by purchase, merger, consolidation or otherwise, to all or substantially all the business or assets of the Seller, expressly and unconditionally to assume and agree to perform the Seller's obligations under this Agreement, in the same manner and to the same extent that the Seller would be required to perform if no such succession or assignment had taken place. Purchaser may assign this Agreement and the PPTL to any Person to whom any Mortgage Loan is transferred whether pursuant to a sale or financing and to any Person to whom the servicing or master servicing of any Mortgage Loan is sold or transferred. Upon any such assignment, the Person to whom such assignment is made shall succeed to all rights and obligations of Purchaser under this Agreement and the PPTL to the extent of the related Mortgage Loan or Mortgage Loans and this Agreement and the PPTL, to the extent of the related Mortgage Loan or Loans, shall be deemed to be a separate and distinct agreement between Seller and such purchaser, and a separate and distinct agreement between Seller and each other purchaser to the extent of the other related Mortgage Loan or Loans. In the event that this Agreement and the PPTL is assigned to any Person to whom the servicing or master servicing of any Mortgage Loan is sold or transferred, the rights and benefits under this Agreement which inure to Purchaser shall inure to the benefit of both the Person to whom such Mortgage Loan is transferred and the Person to whom the servicing or master servicing of the Mortgage Loan has been transferred. This Agreement and the PPTL shall not be assigned, pledged or hypothecated by Seller to a third party without the consent of Purchaser.

      SECTION 19. Indemnification. Seller agrees to indemnify Purchaser and each of its officers, directors, employees, agents and subcontractors and to hold each of them harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other reasonable out-of-pocket costs, fees and expenses that are related to or arise from a breach of any representation and warranty or covenant under this Agreement and the PPTL of Seller, and any action of any originator, holder or servicer of the Mortgage Loans occurring prior to the Transfer Date.

      SECTION 20. Amendments. Neither this Agreement nor any PPTL, nor any provision hereof may be changed, waived, discharged or terminated orally, but only by a written instrument signed by both Seller and Purchaser.

      SECTION 21. Interpretation. For all purposes of this Agreement and the PPTL, initially capitalized terms used herein have the meanings ascribed hereto in this Agreement. Except as expressly otherwise provided herein or unless the context otherwise requires, for purposes of this Agreement the words "herein," "hereto," "hereof" and "hereunder" and other words of similar effect shall refer to this Agreement as a whole and not to any particular provisions.

      SECTION 22. Intention of the Parties. It is the intention of the parties that Purchaser is purchasing, and Seller is selling, the related Mortgage Loans and not a debt instrument of Seller or any other security. Accordingly, each party intends to treat each transaction for federal income tax purposes and each transaction shall be reflected on Seller's books and records, tax returns, balance sheet and other financial statements as a sale by Seller, and a purchase by Purchaser, of the related Mortgage Loans.

      SECTION 23. Reproduction of Documents. This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by any party at the closing, and (c) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

      SECTION 24. Exhibits. The exhibits to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

      SECTION 25. PPTL. The terms and conditions set forth in the PPTL with respect to the Closing Date shall be incorporated herein. In the event of any conflict between the terms of this Agreement and the PPTL, this Agreement shall control.

      SECTION 26.  Compliance with Regulation AB.

      Subsection 26.01 Intent of the Parties; Reasonableness.

      The Purchaser and the Seller acknowledge and agree that the purpose of
Section 26 of this Agreement is to facilitate compliance by the Purchaser and any depositor, as such term is defined in Regulation AB (as defined below), with respect to any Securitization Transaction (as defined below) (the "Depositor") with the provisions of Regulation AB and related rules and regulations of the United States Securities and Exchange Commission (the "Commission"). Although Regulation AB is applicable by its terms only to offerings of asset-backed securities that are registered under the Securities Act of 1933, as amended (the "Securities Act"), the Seller acknowledges that investors in privately offered securities may require that the Purchaser or any Depositor provide comparable disclosure in unregistered offerings. References in this Agreement to compliance with Regulation AB include provision of comparable disclosure in private offerings.

      Neither the Purchaser nor any Depositor shall exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the Securities Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations of the Commission thereunder (or the provision in a private offering of disclosure comparable to that required under the Securities Act). The Seller and the Purchaser acknowledge that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and the Seller agrees to comply with requests made by the Purchaser or any Depositor in good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB. In connection with any Securitization Transaction, the Seller shall cooperate fully with the Purchaser to deliver to the Purchaser (including any of its assignees or designees) and any Depositor, any and all statements, reports, certifications, records and any other information necessary in the good faith determination of the Purchaser or any Depositor to permit the Purchaser or such Depositor to comply with the provisions of Regulation AB, together with such disclosures relating to the Seller, any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof (a "Person"), other than a Qualified Correspondent (as defined below), that originated Mortgage Loans acquired by the Seller (the "Third-Party Originator") and the Mortgage Loans, reasonably believed by the Purchaser or any Depositor to be necessary in order to effect such compliance.

      The Purchaser (including any of its assignees or designees) shall cooperate with the Seller by providing timely notice of requests for information under these provisions and by reasonably limiting such requests to information required, in the Purchaser's reasonable judgment, to comply with Regulation AB.

      "Qualified Correspondent" shall be defined as any Person from which the Seller purchased Mortgage Loans, provided that the following conditions are satisfied: (i) such Mortgage Loans were originated pursuant to an agreement between the Seller and such Person that contemplated that such Person would underwrite mortgage loans from time to time, for sale to the Seller, in accordance with underwriting guidelines designated by the Seller ("Designated Guidelines") or guidelines that do not vary materially from such Designated Guidelines; (ii) such Mortgage Loans were in fact underwritten as described in clause (i) above and were acquired by the Seller within 180 days after origination; (iii) either (x) the Designated Guidelines were, at the time such Mortgage Loans were originated, used by the Seller in origination of mortgage loans of the same type as the Mortgage Loans for the Seller's own account or (y) the Designated Guidelines were, at the time such Mortgage Loans were underwritten, designated by the Seller on a consistent basis for use by lenders in originating mortgage loans to be purchased by the Seller; and (iv) the Seller employed, at the time such Mortgage Loans were acquired by the Seller, pre-purchase or post-purchase quality assurance procedures (which may involve, among other things, review of a sample of mortgage loans purchased during a particular time period or through particular channels) designed to ensure that Persons from which it purchased mortgage loans properly applied the underwriting criteria designated by the Seller.

      "Regulation AB" shall be defined as Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. ss.ss.229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,631 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

      "Securitization Transaction" shall be defined as any transaction involving either (1) a sale or other transfer of some or all of the Mortgage Loans directly or indirectly to an issuing entity in connection with an issuance of publicly offered or privately placed, rated or unrated mortgage-backed securities or (2) an issuance of publicly offered or privately placed, rated or unrated securities, the payments on which are determined primarily by reference to one or more portfolios of residential mortgage loans consisting, in whole or in part, of some or all of the Mortgage Loans.

      Subsection 26.02. Additional Representations and Warranties of the Seller.

      (a) The Seller hereby shall be deemed to represent to the Purchaser and to any Depositor, as of the date on which information is first provided to the Purchaser or any Depositor under Subsection 26.03 that, except as disclosed in writing to the Purchaser or such Depositor on or prior to such date: (i) there are no material legal or governmental proceedings pending (or known to be contemplated) against the Seller or any Third-Party Originator; and (ii) there are no affiliations, relationships or transactions relating to the Seller or any Third-Party Originator with respect to any Securitization Transaction and any party thereto identified by the related Depositor of a type described in Item 1119 of Regulation AB.

      (b) If so requested by the Purchaser or any Depositor on any date following the date on which information is first provided to the Purchaser or any Depositor under Subsection 26.03, the Seller shall, within five business days following such request, confirm in writing that (i) there are no material legal or governmental proceedings pending (or known to be contemplated) against the Seller or any Third-Party Originator; and (ii) there are no affiliations, relationships or transactions relating to the Seller or any Third-Party Originator with respect to any Securitization Transaction and any party thereto identified by the related Depositor of a type described in Item 1119 of Regulation AB or, if any such representation and warranty is not accurate as of the date of such request, provide reasonably adequate disclosure of the pertinent facts, in writing, to the requesting party.

      Subsection 26.03. Information to Be Provided by the Seller.

      In connection with any Securitization Transaction the Seller shall (i) within five business days following written request (which written request may be delivered in electronic form) by the Purchaser or any Depositor, provide to the Purchaser and such Depositor (or cause each Third-Party Originator to provide), in writing and in form and substance reasonably satisfactory to the Purchaser and such Depositor, the information and materials specified in paragraphs (a) and (b) of this Subsection, and (ii) within two business days following written request (which written request may be delivered in electronic form) provide to the Purchaser and any Depositor (in writing and in form and substance reasonably satisfactory to the Purchaser and such Depositor) the information specified in paragraph (c) of this Subsection or confirmation that there is no material litigation or governmental proceedings pending against the Seller or any Third-Party Originator and no affiliations or relationships that developed following the closing date of a Securitization Transaction between the Seller or any Third-Party Originator and any of the parties specified in clause
(D) of paragraph (a) of this Subsection (and any other parties identified in writing by the requesting party) with respect to such Securitization Transaction.

      (a) If so requested by the Purchaser or any Depositor, the Seller shall provide such information regarding (i) the Seller, as originator of the Mortgage Loans (including as an acquirer of Mortgage Loans from a Qualified Correspondent), or (ii) each Third-Party Originator, as is requested for the purpose of compliance with Items 1103(a)(1), 1105, 1110, 1117 and 1119 of Regulation AB. Such information shall include, at a minimum:

            (A) the originator's form of organization;

            (B) a description of the originator's origination program and how long the originator has been engaged in originating residential mortgage loans, which description shall include a discussion of such originator's experience in originating mortgage loans of a similar type as the Mortgage Loans; information regarding the size and composition of the originator's origination portfolio; and information that may be material, in the good faith judgment of the Purchaser or any Depositor, to an analysis of the performance of the Mortgage Loans, including such originator's credit-granting or underwriting criteria for mortgage loans of similar type(s) as the Mortgage Loans and such other information as the Purchaser or any Depositor may reasonably request for the purpose of compliance with
      Item 1110(b)(2) of Regulation AB;

            (C) a description of any material legal or governmental proceedings pending (or known to be contemplated) against the Seller and each Third-Party Originator; and

            (D) a description of any affiliation or relationship between the Seller and each Third-Party Originator and any of the following parties to a Securitization Transaction, as such parties are identified to the Seller by the Purchaser or any Depositor in writing in advance of such Securitization Transaction:

            (i)   the sponsor;

            (ii)  the depositor;

           (iii)  the issuing entity;

            (iv)  any servicer;

             (v)  any trustee;

            (vi)  any originator;

           (vii)  any significant obligor;

          (viii)  any enhancement or support provider; and

            (ix)  any other material transaction party.

      (b) If so requested by the Purchaser or any Depositor, the Seller shall provide (or, as applicable, cause each Third-Party Originator to provide) (i) static pool information as described in Item 1105(a)(1)-(3) and 1105(c) of Regulation AB to the extent that it is available to the Seller and, if not prepared by the Seller or its agents, covered by an appropriate indemnity from the provider of such information, and (ii) information regarding delinquencies, cumulative losses and prepayments relating to pools of mortgage loans that were
(x) previously securitized and publicly offered in a securitization transaction in which the Seller or an affiliate of the Seller (or, if applicable the Third-Party Originator or affiliate of the Third-Party Originator) was the sponsor and (y) of a similar type to the Mortgage Loans. Such Static Pool Information shall be prepared by the Seller (or Third-Party Originator) on the basis of its reasonable, good faith interpretation of the requirements of Item 1105(a)(1)-(3) of Regulation AB. To the extent that there is reasonably available to the Seller (or Third-Party Originator) Static Pool Information with respect to more than one mortgage loan type, the Purchaser or any Depositor shall be entitled to specify whether some or all of such information shall be provided pursuant to this paragraph. The content of such Static Pool Information may be in the form customarily provided by the Seller, and need not be customized for the Purchaser or any Depositor. Such Static Pool Information for each vintage origination year or prior securitized pool, as applicable, shall be presented in increments no less frequently than quarterly over the life of the mortgage loans included in the vintage origination year or prior securitized pool. The most recent periodic increment must be as of a date no later than one hundred thirty five (135) days prior to the date of the prospectus or other offering document in which the Static Pool Information is to be included or incorporated by reference as specified in writing (which may be delivered in electronic form) to the Seller by the Purchaser or any Depositor. The Static Pool Information shall be provided in an electronic format that provides a permanent record of the information provided, such as a portable document format
(pdf) file, or other such electronic format reasonably required by the Purchaser or the Depositor, as applicable.

      Promptly following notice or discovery of a material error in Static Pool Information provided pursuant to the immediately preceding paragraph (including an omission to include therein information required to be provided pursuant to such paragraph), the Seller shall provide corrected Static Pool Information to the Purchaser or any Depositor, as applicable, in the same format in which Static Pool Information was previously provided to such party by the Seller.

      If so requested by the Purchaser or any Depositor, the Seller shall provide (or, as applicable, cause each Third-Party Originator to provide), at the expense of the requesting party (to the extent of any additional incremental expense associated with delivery pursuant to this Agreement), such agreed-upon procedures letters of certified public accountants reasonably acceptable to the Purchaser or Depositor, as applicable, pertaining to Static Pool Information relating to prior securitized pools for securitizations closed on or after January 1, 2006 or, in the case of Static Pool Information with respect to the Seller's or Third-Party Originator's originations or purchases, to calendar months commencing January 1, 2006, as the Purchaser or such Depositor shall reasonably request. Such statements and letters shall be addressed to and be for the benefit of such parties as the Purchaser or such Depositor shall designate, which may include, by way of example, any sponsor, any Depositor and any broker dealer acting as underwriter, placement agent or initial purchaser with respect to a Securitization Transaction. Any such statement or letter may take the form of a standard, generally applicable document accompanied by a reliance letter authorizing reliance by the addressees designated by the Purchaser or such Depositor.

      (c) The Seller shall (or shall cause each Third-Party Originator to), upon written request (which written request may be delivered in electronic form) of the Purchaser or any Depositor as specified in the first paragraph of this Subsection, (i) provide a description in writing to the Purchaser and any Depositor of (A) any material litigation or governmental proceedings pending against the Seller or any Third-Party Originator and (B) any affiliations or relationships that develop following the closing date of a Securitization Transaction between the Seller or any Third-Party Originator and any of the parties specified in clause (D) of paragraph (a) of this Subsection (and any other parties identified in writing by the requesting party) with respect to such Securitization Transaction.

      (d) Seller shall also deliver to Purchaser and any Person designated by Purchaser a corporate opinion of in-house counsel, reasonably satisfactory to the Purchaser or its designee.

      Subsection 26.04. Indemnification; Remedies.

      The Seller shall indemnify the Purchaser, each affiliate of the Purchaser, and each of the following parties participating in a Securitization Transaction: each sponsor and issuing entity; each Person responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to such Securitization Transaction, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such Securitization Transaction; each broker dealer acting as underwriter, placement agent or initial purchaser, each Person who controls any of such parties or the Depositor (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act); and the respective present and former directors, officers, employees and agents of each of the foregoing and of the Depositor, and shall hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon:

             (i) (A) any untrue statement of a material fact contained or alleged to be contained in any information, report, certification, accountants' letter or other material provided in written or electronic form under this Section 26 by or on behalf of the Seller, or provided under this Section 26 by or on behalf of any Third-Party Originator (collectively, the "Seller Information"), or (B) the omission or alleged omission to state in the Seller Information a material fact required to be stated in the Seller Information or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, by way of clarification, that clause (B) of this paragraph shall be construed solely by reference to the Seller Information and not to any other information communicated in connection with a sale or purchase of securities, without regard to whether the Seller Information or any portion thereof is presented together with or separately from such other information;

            (ii) any failure by the Seller or any Third-Party Originator to deliver any information, report, certification, accountants' letter or other material when and as required under this
                  Section 26; or

           (iii) any breach by the Seller of a representation or warranty set forth in Subsection 26.02(a) or in a writing furnished pursuant to Subsection 26.02(b) and made as of a date prior to the closing date of the related Securitization Transaction, to the extent that such breach is not cured by such closing date, or any breach by the Seller of a representation or warranty in a writing furnished pursuant to Subsection 26.02(b) to the extent made as of a date subsequent to such closing date.

      In the case of any failure of performance described in clause (ii) of this Subsection, the Seller shall promptly reimburse the Purchaser, any Depositor, as applicable, and each Person responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to such Securitization Transaction, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such Securitization Transaction, for all costs reasonably incurred by each such party in order to obtain the information, report, certification, accountants' letter or other material not delivered as required by the Seller or any Third-Party Originator.

      IN WITNESS WHEREOF, Seller and Purchaser have caused their names to be signed hereto by their respective authorized officers as of the date first above written.

                                    WMC MORTGAGE CORP.


                                       By:
                                           -------------------------------------
                                       Name:
                                       Title:


                                    BANK OF AMERICA, NATIONAL ASSOCIATION


                                       By:
                                           -------------------------------------
                                       Name:
                                       Title:


Solely for purposes of Section 5(f) hereof:

GENERAL ELECTRIC CAPITAL CORPORATION

By:
    -------------------------------------
Name:
Title:

                                   EXHIBIT A-1

                            CONTENTS OF MORTGAGE FILE

      With respect to each Mortgage Loan, the Mortgage File shall include each of the following items:

1. The original Mortgage Note, bearing all intervening endorsements, endorsed, "Pay to the order of __________, without recourse" and signed in the name of Seller by an authorized officer or by facsimile signature, including any riders thereto. In the event that the Mortgage Loan was acquired by Seller in a merger, the signature must be in the following form: "[Seller], successor by merger to [name of predecessor]"; and in the event that the Mortgage Loan was acquired or originated by Seller while doing business under another name, the signature must be in the following form: "[Seller], formerly known as [previous name]" or in lieu thereof, a lost note affidavit with indemnification with a copy of the lost Mortgage Note attached thereto, in a form acceptable to Purchaser.

      If Seller chooses to use facsimile signatures to endorse Mortgage Notes, Seller must provide in an officer's certificate that the endorsement is valid and enforceable in the jurisdiction(s) in which the Mortgaged Properties are located and must retain in its corporate records the following specific documentation authorizing the use of facsimile signatures: (i) a resolution from its board of directors authorizing specific officers to use facsimile signatures; stating that facsimile signatures will be a valid and binding act on Seller's part; and authorizing Seller's corporate secretary to certify the validity of the resolution, the names of the officers authorized to execute documents by using facsimile signatures, and the authenticity of specimen forms of facsimile signatures; (ii) the corporate secretary's certification of the authenticity and validity of the board of directors' resolution; and (iii) a notarized "certification of facsimile signature," which includes both the facsimile and the original signatures of the signing officer(s) and each officer's certification that the facsimile is a true and correct copy of his or her original signature.

2. Except as provided herein and for each Mortgage Loan that is not a MERS Loan, either: (i) the original recorded Mortgage, including all riders thereto, with recording information thereon, together with a certified true copy of the original power-of-attorney showing the recording information thereon if the Mortgage was executed by an attorney-in-fact;
      (ii) a certified true copy of the Mortgage, including all riders thereto, and of the power-of-attorney (if applicable) the originals of which have been transmitted for recording, until such time as the originals are returned by the public recording office, and in the case of each MERS Loan, the original Mortgage, noting the presence of the Mortgage Identification Number for any MERS Loan (the "MIN") and either language indicating that the Mortgage Loan is a Mortgage Loan as to which MERS is acting as mortgagee, solely as nominee for the originator of such Loan and its successors and assigns (a "MOM Loan") or if the Mortgage Loan was not a MOM Loan at origination, the original Mortgage and the assignment thereof to MERS, with evidence of recording thereon, or (iii) a copy of the Mortgage, including all riders thereto, certified by the public recording office in those instances where the public recording office retains the original or the original is lost, together with a duplicate original mortgagee's certificate of title.

3. In the case of each Mortgage Loan that is not a MERS Loan, the original individual assignment of Mortgage for each Mortgage Loan, in blank, in form and substance acceptable for recording but not recorded; provided, however, that certain recording information will not be available if, as of the Closing Date, Seller has not received the related recorded Mortgage from the recorder's office. In the event that the Mortgage Loan was acquired by Seller in a merger, the assignment must be by "[Seller], successor by merger, to [name of predecessor]"; and in the event the Mortgage Loan was acquired or originated by Seller while doing business under another name, the assignment must be by "[Seller], formerly known as [previous name]."

4. Original or copy of the policy of title insurance (or, if such policy has not yet been issued by the insurer, the preliminary title report).

5. Originals of all intervening assignments, if any, with evidence of recording thereon, or certified true copies with evidence that the originals have been transmitted for recording until such time as the originals are returned by the public recording office, or a copy of each such assignment certified by the public recording office if such office retains the original, or if such original is lost.

6. Originals or certified copies of all assumption, modification, consolidation or extension agreements, if any.

7. Any security agreement, chattel mortgage or equivalent executed in connection with the Mortgage.

                                   EXHIBIT A-2

                           CONTENTS OF SERVICING FILE

      With respect to each Mortgage Loan, the Servicing File shall include each of the following items:

8.    A copy of each item in the Mortgage File.

9. All necessary prepayment penalty documentation required to determine the amount of the prepayment penalty to be collected.

10. The original hazard insurance policy and, if required by law, flood insurance policy.

11.   All required disclosure statements.

12.   Amortization schedule.

13.   Residential loan application.

14.   Mortgage Loan closing statement.

15. Verification of employment and income, except for Mortgage Loans originated under a Limited Documentation Program.

16. Verification of acceptable evidence of source and amount of downpayment, except for Mortgage Loans originated under a Limited Documentation Program.

17.   Credit report on the mortgagor.

18.   Residential appraisal report.

19.   Photograph of the Mortgaged Property.

20.   Survey of the Mortgaged Property (if any).

21. Copy of each instrument necessary to complete identification of any exception set forth in the exception schedule in the title policy, i.e., map or plat, restrictions, easements, sewer agreements, home association declarations, etc.

22. If available, termite report, structural engineer's report, water potability and septic certification.

23.   Sales contract, if applicable.

24. The original or copy of the policy of primary mortgage guaranty insurance or, where such insurance is provided by a master policy, a copy of such master policy together with the original certificate of insurance or a facsimile copy thereof, if any.

25. Tax receipts, insurance premium receipts, ledger sheets, payment history from date of origination, insurance claim files, correspondence, current and historical computerized data files, and all other processing, underwriting and closing papers and records which are customarily contained in a mortgage loan file and which are required to document the Mortgage Loan or to service the Mortgage Loan.

                                    EXHIBIT B

                     FORM OF PURCHASE PRICE AND TERMS LETTER

                                    EXHIBIT C

                     FORM OF SECURITY RELEASE CERTIFICATION


I.  Release of Security Interest

      _______________________________ ("Lender"), hereby relinquishes any and all right, title and interest it may have in and to the Mortgage Loans described in Schedule One attached hereto upon purchase thereof by Bank of America, National Association from the Seller named below pursuant to that certain Mortgage Loan Purchase Agreement, dated as of June 1, 2007, as of the date and time of receipt by Lender of $______________ for such Mortgage Loans (the "Date and Time of Sale"), and certifies that all notes, deeds, mortgages, assignments and other documents in its possession relating to such Mortgage Loans have been delivered and released to the Seller named below or its designees as of the Date and Time of Sale.

Name and Address of Lender

(Name)

(Address)

By:

Wire Instructions:

Bank Name: ______________________________

ABA #:  _________________________________

Account #:  _____________________________

Account Name:  __________________________

Contact Name:  __________________________

Phone Number: (___) ___-___

II.  Certification of Release

      The Seller named below hereby certifies to Bank of America, National Association that, as of the Date and Time of Sale of the above mentioned Mortgage Loans to Bank of America, National Association, the security interests in the Mortgage Loans released by the above named [corporation] comprise all security interests relating to or affecting any and all such Mortgage Loans. The Seller warrants that, as of such time, there are and will be no other security interests affecting any or all of such Mortgage Loans.


                                      WMC MORTGAGE CORP.

                              Seller

                               By:     ________________________________
                               Name:   ________________________________
                               Title:  ________________________________

                                    EXHIBIT D

                              FORM OF BILL OF SALE

      _________________________ hereby absolutely sells, transfers, assigns, sets-over and conveys to Bank of America, National Association, a national banking association, without recourse:

            (a) All right, title and interest in and to each of the assets identified in the Schedule attached hereto as Schedule One including the servicing rights appurtenant thereto; and

            (b) All principal, interest or other proceeds of any kind received after the close of business on _______ __, 200__ with respect to such assets, including but not limited to insurance proceeds, condemnation awards and other proceeds derived from the conversion, voluntary or involuntary, of any of such assets into cash or other liquidated property.

      The ownership of each Mortgage Note, Mortgage, and the contents of the Mortgage File is vested in Purchaser and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or which come into the possession of Seller shall immediately vest in Purchaser and shall be retained and maintained, in trust, by Seller at the will of Purchaser in such custodial capacity only. The sale of each Mortgage Loan shall be reflected as a sale on Seller's business records, tax returns and financial statements.

      This Bill of Sale is made pursuant to, and is subject to the terms and conditions of, that certain Mortgage Loan Purchase Agreement dated as of June 1, 2007 between WMC Mortgage Corp., as Seller, and Bank of America, National Association, as Purchaser (the "Agreement"). Seller confirms to Purchaser that the representations and warranties set forth in Section 5 of the Agreement are true and correct as of the date hereof.

      Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Agreement.

DATED: ______________________

                                    WMC MORTGAGE CORP.


                                       By:
                                           -------------------------------------
                                       Name:
                                       Title:

                                    EXHIBIT E

                     FORM OF SELLER'S OFFICER'S CERTIFICATE

      I, ________________________, hereby certify that I am the duly elected ______________ of WMC Mortgage Corp., a California corporation (the "Seller"), and further certify, on behalf of the Seller as follows:

1. Attached hereto as Attachment I is a true and correct copy of the Certificate of Incorporation and by-laws of the Seller as are in full force and effect on the date hereof.

2.    Each person who, as an officer or attorney-in-fact of the Seller, signed
      (a) the Mortgage Loan Purchase Agreement (the "Purchase Agreement"), dated as of June 1, 2007, between the Seller and Bank of America, National Association (the "Purchaser"); (b) the Purchase Price and Terms Letter, dated June 12, 2007, between the Seller and the Purchaser (the "PPTL");
      (c) the Memorandum of Sale, dated June 29, 2007, between the Seller and the Purchaser and (d) any other document delivered prior hereto or on the date hereof in connection with the sale of the Mortgage Loans in accordance with the Purchase Agreement and the PPTL was, at the respective times of such signing and delivery, and is as of the date hereof, duly elected or appointed, qualified and acting as such officer or attorney-in-fact, and the signatures of such persons appearing on such documents are their genuine signatures.

3. Attached hereto as Attachment II is a true and correct copy of the resolutions duly adopted by the board of directors of the Seller on ________________, 2007 or the standing resolutions of the Seller (the "Resolutions") with respect to the authorization and approval of the sale of the Mortgage Loans or the sale of mortgage loans generally; said Resolutions have not been amended, modified, annulled or revoked and are in full force and effect on the date hereof.

4. Attached hereto as Attachment III is a Certificate of Good Standing of the Seller dated June [__], 2007. No event has occurred since June [__], 2007 which has affected the good standing of the Seller under the laws of the State of California.

      All capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Purchase Agreement.

      IN WITNESS WHEREOF, I have hereunto signed my name and affixed the seal of the Seller.


Dated:________________________
      [Seal]

                                 WMC MORTGAGE CORP.
                                 (Seller)


                                  By:
                                      -------------------------------------
                                  Name:
                                  Title: [Vice President]

      I, _________________________________, Secretary of the Seller, hereby certify that _________________________ is the duly elected, qualified and acting Vice President of the Seller and that the signature appearing above is genuine.

      IN WITNESS WHEREOF, I have hereunto signed my name.

Dated:

      [Seal]

                                WMC MORTGAGE CORP.
                                (Seller)


                                By:
                                   -------------------------------------
                                Name:
                                Title:  [Assistant] Secretary

                                    EXHIBIT F

                           FORM OF MEMORANDUM OF SALE

                            [Intentionally Omitted]

                                  SCHEDULE ONE

                           MORTGAGE LOAN SCHEDULE ONE

1.    Loan #

2.    MERS #, if applicable

3.    Originator Name

4.    Borrower Name Property Address (including Zip Code)

5.    UPB as of Cut-Off Date

6.    Mortgage Note Date

7.    Paid to Date

8.    Lien Priority

9.    PMI Coverage and name of Insurer

10.   Origination Appraisal Value

11.   Seller's BPO Value, if any

12.   LTV at Origination

13.   [Reserved]

14.   Original Note Rate

15.   Current Note Rate

16.   Original P&I

17.   Current P&I

18.   12 month Cash Collection

19.   Original Maturity Date

20.   Type of Plan (Bankruptcy, Foreclosure, etc.)

21.   Modification Date

22.   Foreclosure Flag

23.   Bankruptcy Flag

24.   Bankruptcy Plan Maturity Date

25.   Fixed or Adjustable Interest Rate

26.   Index

27.   Next Adjustment Date

28.   Margin

29.   Original Term

30.   Amortization Term

31.   Current Term (if Modified)

32.   Initial, Periodic or Lifetime Caps or Floors

33.   Property Type

34.   Arrearage

35.   Accrued Interest

36.   Escrow Advances

37.   Claimable Corporate Advances

38.   Prepayment Penalty Percentage or Type

39.   Prepayment Penalty Term

40.   Section 32 Disclosure

41. Purpose (Purchase Finance, Rate (Term Refinancing, Cash-Out Refinancing, etc.)

42.   Documentation Style (Full, Alternative, Reduced, etc.)

43.   Owner Occupied, Investment, etc.

44.   Ground Leases (Y/N)

45.   Balloon Loans (Y/N)

46.   Payment Type

Interest only period, if applicable

                                  SCHEDULE TWO

                           MORTGAGE LOAN SCHEDULE TWO

1.    Loan #

2.    MERS #, if applicable

3.    Originator Name

4.    Borrower Name Property Address (including Zip Code)

5.    UPB as of Cut-Off Date

6.    Mortgage Note Date

7.    Paid to Date

8.    Lien Priority

9.    PMI Coverage and name of Insurer

10.   Origination Appraisal Value

11.   Seller's BPO Value, if any

12.   LTV at Origination

13.   [Reserved]

14.   Original Note Rate

15.   Current Note Rate

16.   Original P&I

17.   Current P&I

18.   12 month Cash Collection

19.   Original Maturity Date

20.   Type of Plan (Bankruptcy, Foreclosure, etc.)

21.   Modification Date

22.   Foreclosure Flag

23.   Bankruptcy Flag

24.   Bankruptcy Plan Maturity Date

25.   Fixed or Adjustable Interest Rate

26.   Index

27.   Next Adjustment Date

28.   Margin

29.   Original Term

30.   Amortization Term

31.   Current Term (if Modified)

32.   Initial, Periodic or Lifetime Caps or Floors

33.   Property Type

34.   Arrearage

35.   Accrued Interest

36.   Escrow Advances

37.   Claimable Corporate Advances

38.   Prepayment Penalty Percentage or Type

39.   Prepayment Penalty Term

40.   Section 32 Disclosure

41. Purpose (Purchase Finance, Rate (Term Refinancing, Cash-Out Refinancing, etc.)

42.   Documentation Style (Full, Alternative, Reduced, etc.)

43.   Owner Occupied, Investment, etc.

44.   Ground Leases (Y/N)

45.   Balloon Loans (Y/N)

46.   Payment Type

Interest only period, if applicable

                                 SCHEDULE THREE

                          MORTGAGE LOAN SCHEDULE THREE

1.    Loan #

2.    MERS #, if applicable

3.    Originator Name

4.    Borrower Name Property Address (including Zip Code)

5.    UPB as of Cut-Off Date

6.    Mortgage Note Date

7.    Paid to Date

8.    Lien Priority

9.    PMI Coverage and name of Insurer

10.   Origination Appraisal Value

11.   Seller's BPO Value, if any

12.   LTV at Origination

13.   [Reserved]

14.   Original Note Rate

15.   Current Note Rate

16.   Original P&I

17.   Current P&I

18.   12 month Cash Collection

19.   Original Maturity Date

20.   Type of Plan (Bankruptcy, Foreclosure, etc.)

21.   Modification Date

22.   Foreclosure Flag

23.   Bankruptcy Flag

24.   Bankruptcy Plan Maturity Date

25.   Fixed or Adjustable Interest Rate

26.   Index

27.   Next Adjustment Date

28.   Margin

29.   Original Term

30.   Amortization Term

31.   Current Term (if Modified)

32.   Initial, Periodic or Lifetime Caps or Floors

33.   Property Type

34.   Arrearage

35.   Accrued Interest

36.   Escrow Advances

37.   Claimable Corporate Advances

38.   Prepayment Penalty Percentage or Type

39.   Prepayment Penalty Term

40.   Section 32 Disclosure

41. Purpose (Purchase Finance, Rate (Term Refinancing, Cash-Out Refinancing, etc.)

42.   Documentation Style (Full, Alternative, Reduced, etc.)

43.   Owner Occupied, Investment, etc.

44.   Ground Leases (Y/N)

45.   Balloon Loans (Y/N)

46.   Payment Type

Interest only period, if applicable